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                                                                    EXHIBIT 10.1

                   AMENDED AND RESTATED EMPLOYMENT AGREEMENT
                   -----------------------------------------

     EMPLOYMENT AGREEMENT (the "Employment Agreement" or "Agreement") between Zany Brainy, Inc., a Pennsylvania corporation formerly known as Children's Concept, Inc. (the "Company"), and Thomas G. Vellios (the "Employee") dated May 1, 2001.

     WHEREAS, the Company desires to employ the Employee in the position of President and Chief Executive Officer;

     WHEREAS, the Company desires to have continuity of its leadership for the fiscal year ending February 1, 2003 to give the Company credibility and stability through its current financial difficulties; and

     WHEREAS, the Company and Employee wish to replace and supersede all previous employment agreements entered into between the Employee and the Company.

     NOW, THEREFORE, the parties to this Agreement, intending to be legally bound, agree as follows:

     1.  Employment.  The Company hereby employs the Employee, and the Employee
         ----------
accepts such employment and agrees to perform his duties and responsibilities under this Agreement, in accordance with the following terms and conditions.

     1.1.  Duties and Responsibilities.
           ---------------------------

           (a) Beginning as of the date the Employee executes this Agreement, and thereafter until this Employment Agreement or Employee's employment terminates, the Employee shall be employed by the Company as President and Chief Executive Officer ("C.E.O."), and he shall perform all duties and accept all responsibilities reasonably related to and consistent with such positions as may be assigned to him by the Board of Directors, and he shall cooperate fully with the Board of Directors and other executive officers of the Company.

           (b) The Employee represents to the Company that he is not subject to or a party to any employment agreement, non-competition covenant, understanding or restriction which would prohibit the Employee from executing this Agreement and performing fully his duties and responsibilities hereunder, or which would in any manner, directly or indirectly, limit or affect the duties and responsibilities which may now or in the future be assigned to the Employee by the Company or the scope of assistance to which he may now or in the future provide to affiliates of the Company.

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           (c) The Employee shall at all times comply with policies and procedures adopted by the Company for its employees, not inconsistent with the terms of this Agreement, including, without limitation, any procedures and policies adopted by the Company regarding conflicts of interest.

           (d) The duties and responsibilities and reporting relationship set forth in this Agreement shall not be substantially changed without the mutual agreement of the parties.

     1.2.  Extent of Service.  The Employee agrees to use his best efforts to
           -----------------
carry out his duties and responsibilities under Section 1.1 of this Agreement and to devote his full business time, attention and energy thereto. Except as provided in Section 4 below, the foregoing shall not be construed as preventing Employee from making investments in other businesses or enterprises, provided that Employee agrees not to serve as a director, officer or advisor of, or to work either on a part-time or independent contracting basis for, any other business or enterprise during his employment with the Company without the prior written approval of the Board of Directors of the Company. Notwithstanding the foregoing, the Employee (a) may provide services as a volunteer or director to charitable, educational or civic organizations; (b) act as a member, director or officer of any industry trade association or group; (c) may serve as a member of the board of directors of one company other than the Company, provided that the company is not a competing business as defined in this Agreement; and (d) may serve as a trustee, director or advisor to any family companies or trusts; provided in all cases that the aggregate of such service does not materially interfere with the performance of Employee's duties to the Company as required under this Agreement.

     1.3.  Salary.  For all of the services rendered by the Employee hereunder,
           ------
Employee's annual base salary shall be $500,000.00, payable in installments at such times as the Company customarily pays its other senior officers (but in any event no less often than monthly), such base salary to be effective as of March 26, 2001. The Company agrees that the Employee's base salary and performance will thereafter be reviewed at least annually by the Company on the same basis as other senior level executives to determine if an increase in compensation is appropriate, which increase shall be in the sole discretion of the Compensation Committee of the Board of Directors of the Company (the "Compensation Committee"). Except as otherwise provided in this Agreement, and except for the Company's tax withholding obligations required by applicable law, the Employee alone and not the Company shall be responsible for the payment of all federal, state and local taxes in respect of the payments to be made and benefits to be provided under this Agreement or otherwise.

     1.4.  Benefits.  During the term of employment the Employee shall be
           --------
provided such benefits and be permitted to participate in all fringe benefit plans made available to employees of the Company generally and to executives of the Company which, from time to time at the Company's discretion may be provided.

     1.5.  Stay Bonus. To incent Employee to remain employed with the Company
           ----------
through the fiscal year ending February 2, 2002, Employee shall be entitled to a stay bonus (the

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"Stay Bonus") in addition to the Employee's base salary in accordance with the provisions set forth herein.

           (a) The Company shall pay Employee $150,000.00 on the date of the closing of (i) a new credit facility which completely replaces and refinances the Company's existing credit facility (the "Existing Facility") with Congress Financial Corporation, as Agent and First Union National Bank, as Lender, or
(ii) an amendment to the Company's Existing Facility and under which, in either case, the Company is afforded a borrowing availability sufficient to satisfy the working capital needs of the Company and all of its subsidiaries for the foreseeable future and at least until December 31, 2002, provided that (i) Employee is actively employed by the Company as an employee in good standing on that date and Employee has not given notice of his intent to terminate this Agreement pursuant to Section 7.4 or otherwise materially breached the terms of this Agreement and (ii) the consummation occurs before October 15, 2001.

           (b) The Company shall pay Employee $350,000.00 on October 15, 2001 if Employee is actively employed by the Company as an employee in good standing on that date and Employee has not given notice of his intent to terminate this Agreement or his employment by that date or otherwise materially breached the terms of this Agreement. Furthermore, if the consummation of the credit facility described in subsection (a) does not occur before October 15, 2001, then the Company shall pay Employee an additional $150,000.00 on October 15, 2001 in lieu of the payment set forth in subsection (a) above if Employee is actively employed by the Company as an employee in good standing on that date and has not given notice of his intent to terminate this Agreement pursuant to
Section 7.4 or otherwise materially breached the terms of this Agreement.

           (c) The Company shall pay Employee $500,000.00 on December 31, 2001 if Employee is actively employed by the Company as an employee in good standing on that date and has not given notice of his intent to terminate this Agreement pursuant to Section 7.4 or otherwise materially breached the terms of this Agreement.

     1.6   Incentive Bonus and Equity Grant.
           --------------------------------

           (a) Employee shall be entitled to participate in the Company's 2001 Management Incentive Plan.

           (b) The Company granted Employee an option (the "Option") to purchase 500,000 shares of Company Common Stock on March 26, 2001. Notwithstanding the vesting schedules set forth in Paragraph 2(a) of the Option, if the Employee provides written notice to the Company under Section 7.1 of this Agreement, then the vesting of the 201,250 shares scheduled to vest on March 26, 2002 pursuant to Paragraph 2(a) of the Option shall be accelerated so that such shares vest on December 31, 2001.

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     1.7.  Vacation.  The Employee shall be entitled to up to four (4) weeks of
           --------
vacation per year, to be taken in accordance with the Company's vacation policy as it may be established or amended by the Company from time to time.

     1.8.  Stock Incentive Plan and Incentive Stock Option Agreements. The
           ----------------------------------------------------------
Employee shall be entitled to participate in the Company's Equity Incentive Plan, as modified by this Agreement. In the event of any conflict between the provisions of this Agreement and any existing or future stock option plan or agreement which is applicable to the Employee, the provisions of this Agreement shall control but only as to the Employee, and the Board of Directors, by approval of this Agreement, hereby agrees only with the Employee that the provisions of this Agreement regarding stock options and other equity awards or interests granted to the Employee shall supersede any conflicting provisions of the Company's 1993 Stock Incentive Plan, the Company's 1998 Equity Incentive Plan and future plans or agreements under which any options or other equity incentives are granted or awarded to the Employee, and the Company will take any and all actions necessary to adopt, confirm and ratify the foregoing. Accordingly, for purposes of the 1993 Stock Incentive Plan, the 1998 Equity Incentive Plan, the agreements and grants under those plans, and future plans and agreements under which stock options or other equity incentives are granted or awarded by the Company to the Employee:

  a. a termination for "Cause" shall be deemed to have occurred only if the Employee is terminated for "Cause" as set forth in Section 7.3 of this Agreement;

  b. a "Change of Control" shall be deemed to have occurred only upon the occurrence of any of the events defined as a Change of Control under
      Section 7.6 of this Agreement;

  c. the provisions of Sections 3, 4, 5 and 6 of this Agreement are the only restrictive covenants binding upon the Employee and shall supersede any other restrictive covenant provisions;

  d. all determinations made by the Board of Directors of the Company or any option committee designated by the Board relating to questions of interpretation and application of the Company's 1993 Stock Incentive Plan, the 1998 Equity Incentive Plan and agreements or grants under those plans and any corresponding future equity incentive plans and agreements and grants shall be made reasonably, in good faith, and consistent with the requirements and provisions of this Agreement; and

  e. any controversy, dispute or claim between the Employee and the Company arising out of or related to the 1993 Stock Incentive Plan, the 1998 Equity Incentive Plan, any agreements or grants under those plans and/or any future equity incentive plans and corresponding agreements and grants shall be resolved in accordance with the dispute resolution provisions set forth in Section 13 of this Agreement.

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          2.   Expenses.  The Company shall reimburse the Employee on a timely
               ---------
basis for all ordinary and necessary business expenses incurred in the discharge of his duties and responsibilities under this Agreement, in line with Company policy and in accordance with the Company's expense approval procedures then in effect upon presentation to the Company of an itemized account and appropriate written proof of such expenses. The Company also shall reimburse the Employee for legal expenses incurred in negotiating this Agreement and the previous Amended and Restated Employment Agreement up to an aggregate maximum of $13,500.00. Up to $6,000 of said legal expenses shall be paid within two (2) days of Employee's execution of this Agreement, and any remaining balance shall be paid within two (2) days of receipt by the Company of an invoice from Employee's legal counsel.

          3.   Confidential Information.  The Employee acknowledges that he will
               ------------------------
have access to confidential information of the Company and its affiliates, including, without limitation, information and knowledge pertaining to research activities, products and services offered, inventions, innovations, designs, ideas, plans, trade secrets, proprietary information, advertising, sales methods and systems, sales and profit figures, customer lists, and relationships between the Company and its customers, suppliers and others who have had or will have business dealings with the Company ("Confidential Information"). Employee acknowledges that such Confidential Information is a valuable and unique asset of the Company and covenants that he will not, either during or after his employment with the Company, disclose any such Confidential Information to, or use of any such Confidential Information for the benefit of, any person or entity other than the Company and/or its affiliates for any reason whatsoever (except as may be required or appropriate for the proper discharge of his duties and responsibilities under this Agreement) without the prior written authorization of the Company's Board of Directors, except as may be required by law. In the event that the Employee is subject to a subpoena or other order of any governmental entity which might seek disclosure of Confidential Information, the Employee shall furnish a copy of such subpoena or order to the Company's General Counsel, or in the General Counsel's absence, to Stephen Goodman, Esquire, whose address is contained in Section 10 hereof, as soon as practicable but in no event no later than forty-eight (48) hours after his receipt of such subpoena or order. Confidential Information shall not include (i) information known to Employee before he became employed by the Company, (ii) information in the public domain or known generally in the industry through no fault of Employee, and (iii) information that is not treated by the Company as confidential or is disclosed by the Company to third parties without a duty of confidentiality imposed on such third parties.


          4.   Non-Competition.
               ----------------

          4.1. During his employment by the Company and for a period ending one year after the last date on which Employee last performs services for the Company (whether or not such services are rendered pursuant to this Agreement), the Employee shall not, directly or indirectly, engage in (as principal, partner, director, officer, agent, employee, consultant, owner,

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independent contractor or otherwise, with or without compensation) or hold a financial interest in any business that constitutes a competing business operating in the North American continent as defined below, subject to Section
1.2. The restrictive period referred to in this paragraph 4.1 shall in no event exceed the length of the Severance Benefit Period (defined below) if the Employee is terminated by the Company without cause or resigns for Good Reason.

          4.2. As used in this Agreement, a "competing business" shall be (i) any business that, at the time of the termination, primarily engages in, or plans to engage primarily in, the sale of any combination of at least two of the following children's merchandise categories: (a) multimedia/educational merchandise, (b) video games and/or related hardware and software, (c) books,
(d) educationally-oriented or specialty market games and/or toys, (e) educationally-oriented or specialty market audio tapes and/or videotapes, (f) educationally-oriented or specialty market computer software products and (g) educationally-oriented or specialty market arts and crafts supplies (the "Company's Merchandise Assortment"); (ii) Lakeshore Learning Materials, K.B Toys, Toys "R" Us, Inc., FAO Schwartz, SOK Operations, Inc. (d/b/a Store of Knowledge), Learningsmith, Inc., The Right Start, Inc., Learning Express, Inc., Babies "R" Us, or any subsidiaries, affiliates or Internet ventures of the aforementioned companies; or (iii) any retailing business that, at the time of the termination, dedicates more than 7,500 square feet of its retail selling space to any combination of at least two of the Company's Merchandise Assortment in any one store. The 7,500 square foot calculation in subparagraph
(iii) of this Section 4.2 shall exclude mass merchant products of a type not sold by the Company at the time of the determination. The phrase "primarily engages in" used in subparagraph (i) of this Section 4.2 shall mean that sixty-six and two-thirds percent (66.67%) of the merchandise sold by the entity engaged, or to be engaged, in such business is substantially similar to and competitive with the children's merchandise sold by the Company.

          4.3. Notwithstanding the restrictions contained in this Section 4, the Employee shall be permitted to own no more than five percent (5%) of the shares of any class of equity securities of a company whose securities are traded on a national securities exchange or The NASDAQ Stock Market.

          4.4 Notwithstanding any other provision in this Agreement, the provisions set forth in Sections 4.1, 4.2, 4.3 and 5 of this Agreement shall be binding on Employee, and shall inure to the benefit of the Company, of any purchaser of substantially all of the assets of the Company, of any successor of the Company, of any entity formed by the merger or consolidation of the Company with another entity, or of any entity that acquires the Company.


          5.   No Solicitation.  The Employee agrees that during the term of
               ---------------
this Agreement and for a period ending two years after the Employee last performs services for the Company (whether or not such services are rendered pursuant to this Agreement), he will not, either directly or indirectly, solicit the employment of any person who was employed by the Company on a full or part-time basis at the time the Employee last was employed by the Company unless such person (i) was involuntarily discharged by the Company or such affiliate;

                                       6
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or (ii) voluntarily terminated his or her relationship with the Company or such affiliate prior to the Employee's termination of employment.

          6.   Equitable Relief.
               ----------------

          6.1. Employee acknowledges that the restrictions contained in Sections 3, 4 and 5 of this Agreement, individually and collectively, are reasonable and necessary to protect the legitimate interests of the Company, that the Company would not have entered into this Agreement in the absence of such restrictions, and that any material violation of any provision of those Sections will result in irreparable injury to the Company. The Employee further represents and acknowledges that (i) he has been advised by the Company to consult his own legal counsel in respect to this Agreement; and (ii) that he has, prior to execution of this Agreement, reviewed thoroughly this Agreement with his counsel.

          6.2. The Employee agrees that the Company shall be entitled to preliminary and permanent injunctive relief, without the necessity of proving actual damages, as well as to an equitable accounting of all earnings, profits and other benefits arising from any violation of Sections 3, 4 or 5 above, which rights shall be cumulative and in addition to any other rights or remedies to which the Company may be entitled. In the event that any of the provisions of Sections 3, 4 or 5 above should ever be adjudicated to exceed the time, geographic, product or service, or other limitations permitted by applicable law in any jurisdiction, then such provisions shall be deemed reformed in such jurisdiction to the maximum time, geographic, product or service, or other limitations permitted by applicable law.

          6.3. Subject to Section 13 of this Agreement, the parties irrevocably and unconditionally (i) agree that any suit, action or other legal proceeding arising out of this Agreement, including, without limitation, any action commenced by the Company for preliminary and/or permanent injunctive relief and/or other equitable relief, may be brought in any court of competent jurisdiction in Pennsylvania; (ii) consent to the jurisdiction of any such court in any such suit, action or proceeding; and (iii) waive any objection which such party may have to the laying of venue of any such suit, action or proceeding in any such court. The parties also irrevocably and unconditionally consent to the service of any process, pleadings, notices or other papers in a manner permitted by the notice provisions of Section 10 of this Agreement.


          7.   Term and Termination.
               --------------------

          7.1. Generally.  This Agreement shall expire on February 1, 2003.
               ---------
Notwithstanding the foregoing, this Agreement, and Employee's employment, may be terminated (1) at the will of the Company at any time and for any reason with or without Cause or (2) commencing on December 3, 2001 by the Employee upon sixty
(60) days written notice to the Company. If both the Employee and the Company desire that the Employee continue his

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employment with the Company after the expiration of this Agreement, then the
Employee and the Company shall endeavor to reach a new employment agreement.

          7.2. Death or Disability of Employee.  Notwithstanding any other
               -------------------------------
provision in this Agreement, this Agreement and the Employee's employment hereunder shall automatically terminate upon the Employee's death or, at the option of the Company by written notice to the Employee, upon the Employee's Disability. "Disability" shall mean the disability of the Employee, within the meaning of subsection 22(e)(3) of the Internal Revenue Code of 1986, as amended (the "Code"), and where the Employee is unable to work for a period of one hundred and eighty (180) days in any 12 month period. Such termination shall take effect the last day of the month following the date of death or the date such notice of termination for Employee's Disability is given. Employee's compensation and other benefits shall continue during the term of the disability through the effective date of termination as set forth above, except that such compensation and benefits shall be reduced by any amounts the Employee receives through any Company-provided disability insurance policy applicable to him.

          7.3. Termination by Company for Cause.
               --------------------------------

               (a)   Definition of Cause.  The Company shall have the right to
                     -------------------
terminate the Employee's employment for Cause. For purposes of this paragraph "Cause" shall be limited to the following:

               (i) The Employee's indictment, or conviction for, or plea of nolo contendere to a felony or other crime involving moral turpitude (excluding traffic offenses);

               (ii)  The Employee's dishonesty or misappropriation of funds;

               (iii) A continued failure of the Employee to substantially perform his duties, comply with any of the lawful directives of the Board of Directors of the Company, or observe any material term of this Agreement if such failure is not corrected within twenty (20) days after written notice from the Board to the Employee. Any notice given under this subsection shall specifically state the manner in which the Employee has not substantially performed his duties, complied with lawful directives of the Board of Directors, or observe any material term of this Agreement that the notice is given under this subsection, and that failure to correct such breach will result in termination of employment under this Agreement; and/or

               (iv) A willful breach by the Employee of any of the material terms of this Agreement, or of his fiduciary duty to the Company; and/or

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               (v)  The Employee's unlawful and habitual use or abuse of
                    substances.

     For the purpose of the above definition of Cause, no act, or failure to act, on Employee's part shall be deemed "willful" unless done, or omitted to be done, by the Employee not in good faith and without reasonable belief that his action or omission was in the best interest of the Company.

               (b)  Procedure Upon Termination by Company for Cause.
                    -----------------------------------------------
Notwithstanding the foregoing, termination by the Company for Cause shall not be effective until and unless (i) notice of intention to terminate for Cause has been given by the Company within 90 days after the Company learns of the act, failure or event constituting "Cause" under this Section 7.3 (which is not cured by the Employee within any time period permitted for such cure above), and (ii) the Board of Directors has voted (at a meeting of the Board duly called and held as to which termination of Employee is an agenda item) by a majority vote to terminate Employee for Cause, and (iii) if Employee has commenced arbitration in the manner prescribed in this Agreement within 15 days after receipt of such notice of termination disputing the Company's right under this Agreement to terminate for Cause, the Arbitrator shall thereafter have determined that the Employee was terminated for Cause. If the Arbitrator rules that the Employee was not terminated for Cause, the Employee shall be treated as having been terminated without Cause and the Employee shall be entitled to receive the Severance Benefit pursuant to Section 7.6.

          7.4. Termination by Employee for Good Reason.
               ---------------------------------------

          (a)  Definition of Good Reason.  The Employee shall have the right to
               -------------------------
terminate his employment for Good Reason. For purposes of this Section 7.4 "Good Reason" shall be limited to the following (unless the Employee and the Company shall execute a written agreement specifically stating that the occurrence of such event shall not constitute "Good Reason" under this Agreement):

               (i) If the scope of Employee's duties and responsibilities as President and C.E.O. of the Company are in the aggregate materially reduced.

               (ii) A requirement by the Company or the Board that the Employee be relocated to a Company office more than fifty (50) miles from the current executive offices of the Company, or the Company requiring the Employee to be based anywhere other than the principal executive offices of the Company, other than on travel reasonably required to carry out Employee's obligations under this Agreement.

               (iii) A Change of Control as defined in this Section 7 occurs, unless within fifteen (15) days following a Change of Control

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

                    successor organization offers to continue this Agreement for two (2) years following such Change of Control or offers the Employee a two (2) year contract incorporating substantially all of the terms of this Agreement as they would apply as of the date of the Change of Control, including, at least, Employee's then current base salary, incentive bonus, and benefits, but excluding the Stay Bonuses set forth in
                    Section 1.5 to the extent the Change of Control occurs after the date any such Stay Bonus has been paid.

               (iv) A material breach by the Company of any of the terms of this
                    Agreement if the breach is not corrected within twenty (20) days after written notice of such breach is given to the Company. Any notice provided under this subsection shall be in writing and shall specifically describe the Company's alleged material breach, that such notice is given under this subsection, and that failure to correct such breach will result in the Employee's resignation for Good Reason under this Agreement.

          (b)  Procedure Upon Termination by Employee for Good Reason.
               ------------------------------------------------------

          Notwithstanding the foregoing, termination by the Employee for Good Reason shall not be effective until and unless (i) notice of intention to terminate for Good Reason has been given by the Employee within 90 days after the Employee learns of the act, failure or event constituting "Good Reason" under this Section 7.4 (which was not cured by the Company within any time period permitted for such cure above), and (ii) if the Company has commenced an arbitration in the manner prescribed below within 15 days after receipt of the Employee's notice of termination, such termination shall be effective as a termination of employment and shall be deemed a termination by Employee for "Good Reason" and Employee shall immediately be eligible to receive the payments and benefits set forth in Section 7.5(a) in accordance with the conditions established in Section 7.5, unless and until the arbitrator shall have determined that the termination was not for Good Reason. If the Company fails to file a demand for arbitration with the American Arbitration Association within fifteen (15) days after receipt of Employee's notice of termination for Good Reason, Employee's termination of employment from the Company shall be deemed to have been a termination by the Employee for Good Reason. If the Company files a demand for arbitration and the arbitrator rules that the Employee's termination was not for Good Reason, then Employee shall, within thirty (30) days of the issuance of such ruling, reimburse the Company for any and all monetary payments made to or on behalf of the Employee by the Company pursuant to Section 7.5(a) hereof.

          7.5. Severance.  (a)  If the Employee's employment under this
               ---------
Agreement is terminated (i) by the Employee for Good Reason, pursuant to Section 7.4; or (ii) by the Company without Cause (other than by reason of the Employee's death or Disability under Section 7.2), the Employee shall be entitled to receive the following severance payments and benefits (the

"Severance Benefit") set forth in subparagraphs (A) through (D) below, upon his execution of the Severance Agreement and General Release attached hereto as addendum 1.

                    (A) 2.99 times his annual base salary in effect at the time of the termination of his employment. One half of this amount shall be payable within thirty (30) days of the termination of Employee's employment, and the other half shall be payable eighteen (18) months after the termination of Employee's employment;

                    (B) Any unpaid Stay Bonus described in Section 1.5 without regard to the Employee's date of termination;

                    (C) If the Employee's employment terminates during the fiscal year beginning February 3, 2002 and if the Employee is entitled to receive an incentive bonus under the terms of the applicable incentive plan for that year, payment of a prorated incentive bonus for the year in which the Employee's termination occurs; and

                    (D) Continuation for the Severance Benefit Period of all health insurance, life insurance and disability insurance fringe benefits (or until such earlier date that substantially equivalent or better benefits are provided by a subsequent employer of the Employee); and, if such benefits cannot be continued for Employee's benefit under the benefit plan provisions because of the termination of Employee's employment with the Company, then Employee will be paid an amount sufficient to enable him to purchase at least equivalent benefits from the same or other insurers. The Severance Benefit Period shall be twenty-four (24) months from the date of termination.

               (b) Notwithstanding anything in this Agreement to the contrary, in the event that it shall be determined that any payment or distribution by the Company or any other entity or person to or for the benefit of the Employee, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (a "Payment"), would constitute an "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), the aggregate present value of the Payments payable or distributable to or for the benefit of the Employee pursuant to this Agreement or otherwise shall be reduced (but not below zero) to the Reduced Amount. The "Reduced Amount" shall be an amount expressed in present value which maximizes the aggregate present value of Payments without causing any Payment to be subject to the limitation of deduction under Section 280G of the Code. For purposes of this subparagraph (b), "present value" shall be determined in accordance with Section 280G(d)(4) of the Code. All determinations to be made under this subparagraph (b) shall be made by the Company's independent public accountant immediately prior to the change of control transaction (the "Accounting Firm"), which firm shall provide its determinations and any supporting calculations both to the Company and the Employee within ten days of the Employee's termination of employment. Any such determination by the Accounting Firm shall be binding upon the Company and the Employee. Within fifteen (15) days after receiving the Accounting Firm's determination, the Company shall pay (or cause to be paid) or distribute (or cause to be distributed) to or for the benefit of the Employee such amounts as are then due to the Employee under this Agreement, after taking into account the provisions of this subparagraph (b). All of the fees and expenses of the Accounting Firm in performing the determinations referred to above shall be borne solely by the Company. The Company agrees to indemnify and hold harmless the Accounting Firm of and from any and all claims, damages and expenses resulting from or relating to its determinations pursuant to this subparagraph, except for claims, damages or expenses resulting from the gross negligence or willful misconduct of the Accounting Firm.

          7.6. Definition of Change of Control.  A "Change of Control" with
               -------------------------------
respect to the Company shall be deemed to have occurred at the time of the earliest to occur of the following:

               (a) Any "person" as such term is used in Sections 13(d) and 14(d) of Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the share owners of the company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities;

               (b) The share owners of the Company approve a merger or consolidation of the Company with any other company, other than (1) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the company or such surviving entity outstanding immediately after such merger or consolidation, or (2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as defined in subsection (a) above) acquires more than 50% of the combined voting power of the Company's then outstanding securities; or

               (c) The share owners of the Company approve a plan of liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

          8.   Survival.  Notwithstanding the termination or expiration of this
               --------
Agreement pursuant to Section 7 or otherwise, the Employee's obligations under Sections 3, 4, 5 and 16 hereof shall survive and remain in full force and effect for the periods therein provided, and the provisions for equitable relief against Employee in Section 6 hereof shall continue in force. The Company's obligations under Sections 7.5, 15, 16 and 17 hereof also shall remain in full force and effect for the periods therein provided.

          9.   Governing Law.  This Agreement shall be governed by and
               -------------
interpreted under the laws of the Commonwealth of Pennsylvania, without giving effect to the principles of conflicts of laws thereof.

          10.  Notices.  All notices and other communications required or
               -------
permitted hereunder or necessary or convenient in connection herewith shall be in writing and shall be deemed to have been given when hand-delivered, mailed by registered or certified mail (three days after deposited), faxed (with confirmation received) or sent by a nationally recognized courier service, as follows (provided that notice of change of address shall be deemed given only when received):

                    If to the Company, to:

                    Board of Directors
                    Zany Brainy, Inc.
                    2520 Renaissance Blvd.
                    King of Prussia, PA 19406

                    With a required copy to:

                    Morgan, Lewis & Bockius LLP
                    1701 Market Street
                    Philadelphia, PA 19103-6993
                    Attention: Stephen M. Goodman, Esquire

                    If to Employee, to:

                    Thomas G. Vellios
                    737 Braeburn Lane
                    Penn Valley, PA 19072

                    With a required copy to:

                    Ballard Spahr Andrews & Ingersoll, LLP
                    1735 Market Street, 51st Floor
                    Philadelphia, PA 19103
                    Attention: Justin P. Klein, Esquire
or to such other names and addresses as the Company or the Employee, as the case may be, shall designate by notice to each other person entitled to receive notices in the manner specified in this Section.

          11.    Contents of Agreement.
                 ----------------------

          11.1. This Agreement supersedes all prior employment agreements between the Company and Employee, and sets forth the entire understanding between the parties hereto with respect to the subject matter hereof. This Agreement may not be changed, modified, extended or terminated except upon written amendment executed by the Employee and by the duly appointed representative of the Board of Directors of the Company.

          11.2. Employee acknowledges that from time to time the Company or its affiliates may establish, maintain and distribute employee manuals or handbooks or personnel policy manuals, and officers or other representatives of the Company may make written or oral statements relating to personnel policies and procedures. Such manuals, handbooks and statements are intended only for general guidance. No policies, procedures or statements of any nature by or on behalf of the Company (whether written or oral, and whether or not contained in any employee manual or handbook, including the Company's Associate Handbook, as the same may exist from time to time, or personnel policy manual), and no acts or practices of any nature, shall be construed to modify this Agreement or to create express or implied obligations of any nature to the Employee or to impose any such obligations on the Employee in conflict with or in any manner inconsistent with the provisions of this Agreement.

          11.3. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto, except that the duties and responsibilities of the Employee hereunder are of a personal nature and shall not be assignable or delegable in whole or in part by the Employee, and the Company may not transfer or convey its rights hereunder to any third party other than an affiliate of the Company without the prior express written consent of the Employee except as provided herein.

          11.4. The language of this Agreement shall be construed in accordance with its fair meaning and not for or against any party. The parties acknowledge that each party and its counsel have reviewed and had the opportunity to participate in the drafting of this Agreement and, accordingly, that the rule of construction that would resolve ambiguities in favor of non-drafting parties shall not apply to the interpretation of this Agreement or any portion of this Agreement.

          12.    Severability. If any provision of this Agreement or application
                 ------------
thereof to any person or circumstance is held invalid or unenforceable in any jurisdiction, the remainder of this Agreement, and the application of such provision to such person or circumstances in any jurisdiction, shall not be affected thereby, and to this end the provisions of this Agreement shall be severable.

          13.  Arbitration. In the event of any controversy, dispute or claim
               -----------
arising out of or related to this Agreement or the Employee's employment by the Company, the parties shall negotiate in good faith in an attempt to reach a mutually acceptable settlement of such dispute. If negotiations in good faith do not result in a settlement of any such controversy, dispute or claim, it shall be finally resolved by expedited binding arbitration, conducted in Philadelphia, Pennsylvania, in accordance with the National Rules of the American Arbitration Association governing employment disputes. Nothing is this
Section 13 shall be deemed to limit, compromise or affect the Company's right to seek and/or obtain injunctive and/or other equitable relief from a court of competent jurisdiction pursuant to Section 6 above.

          14.  Remedies Cumulative; No Waiver.  No remedy conferred upon the
               ------------------------------
Company or the Employee by this Agreement is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity. Except as specifically provided in this Agreement, no delay or omission by the Company in exercising any right, remedy or power hereunder or existing at law or in equity shall be construed as a waiver thereof, and any such right, remedy or power may be exercised by the Company from time to time and as often as may be deemed expedient or necessary by the Company in its sole discretion.

          15.  Insurance and Indemnity.  The Company shall, to the extent
               -----------------------
permitted by law, indemnify the Employee in connection with his status as set forth herein. The Company shall also provide the Employee with coverage as a named insured under any directors and officers liability insurance policy maintained for the Company's directors and officers, and the Company shall continue to maintain directors and officers liability insurance for the benefit of Employee during the term of this Agreement and for at least three (3) years following the termination of Employee's employment with the Company, provided that such insurance is available commercially. This obligation to provide insurance and indemnify the Employee shall survive expiration or termination of this Agreement with respect to proceedings or threatened proceedings based on acts or omissions of the Employee occurring during the Employee's employment with the Company or with any affiliated company. Such obligations shall be binding upon the Company's successors and assigns and shall inure to the benefit of the Employee's heirs and personal representatives.

          16.  Mutual Non-Disparagement.  During the term of this Agreement and
               ------------------------
thereafter, the Employee agrees: (A) not to participate or engage in any trade or commercial disparagement of the business or operations of the Company and/or any other related entity; and/or (B) not to disparage the professional and/or personal lives of any individual officer, director, or employee of the Company and/or its related entities. During the term of this Agreement and thereafter, the Company agrees: (A) not to participate or engage in any trade or commercial disparagement of the business or operations of the Employee; and/or (B) not to disparage the professional and/or personal life of the Employee.

          17.  Director Benefits.  While Employee is on the Board of Directors,
               -----------------
the Board of Directors will provide Employee all of the benefits, indemnifications, insurance protection and such other rights as are enjoyed by all other employee-directors of the Company. Employee agrees to resign from the Board of Directors should he no longer be the C.E.O. of the Company.

          18.  Power and Authority.  The Company represents that is has the
               -------------------
power and authority to enter into this Agreement.

          19.  Repayment of Stay Bonus.  The parties recognize that the
               -----------------------
termination of Employee's employment without Good Reason or for Cause prior to February 2, 2002, may cause immeasurable damage to the Company's reputation, credibility and good will, as well as immeasurable damage to the ongoing business operations of the Company during the search for, and training of, a new C.E.O. Therefore, the Company and the Employee agree that should Employee terminate his employment without Good Reason prior to February 2, 2002, or should the Company terminate his employment for Cause prior to February 2, 2002, Employee shall immediately repay to the Company all Stay Bonuses he received pursuant to Section 1.5 of this Agreement, and shall forfeit his entitlement to any Stay Bonuses to which he had become entitled but had not yet received, all of which monies the parties agree may be reasonably necessary to hire consultants to manage the Company until a new C.E.O. is found, and as a signing bonus to hire a new C.E.O. to rebuild the Company's reputation, credibility, and good will.

          20.  Withholding.  All payments under this Agreement shall be made
               -----------
subject to applicable tax withholding, and the Company shall withhold from all payments under this Agreement all federal, state and local taxes that the Company is required to withhold pursuant to any law or governmental rule or regulation.

          21.  Miscellaneous.  All section headings are for convenience only.
               -------------
This Agreement may be executed in several counterparts, each of which is an original.

          IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have executed this Employment Agreement as of the date set forth above.

Attest                              ZANY BRAINY, INC.

                , Secretary         By:______________________
                                    Robert A. Helpert


Witness:                            EMPLOYEE

                                    Thomas G. Vellios

Acknowledged


By:_______________________
   C. Donald Dorsey
   Member Compensation Committee
   of the Board of Directors